Exhibit 99.1

Envestnet and BlackRock Enter Strategic Relationship to Enhance the Financial Advisor Experience

Strategic Relationship Aims to Provide Advisors with New Integrated Investment Technology Solutions

CHICAGO — November 27, 2018 — Envestnet (NYSE: ENV) and BlackRock (NYSE: BLK), through its Digital Wealth business, are entering into a strategic relationship to enhance the investment technology solutions they provide to financial advisors and the clients they serve.

Envestnet, a leading provider of intelligent systems for wealth management, has one of the most comprehensive, open architecture platforms for financial advisors in the wealth management industry. BlackRock Digital Wealth provides advisors with sophisticated technologies to help them build better portfolios, with customization and at scale. The two companies will accelerate work to integrate BlackRock Digital Wealth’s technologies into Envestnet’s platform.

“Envestnet is uniquely positioned to create the premier financial wellness network.  Integrating BlackRock Digital Wealth offerings into the Envestnet platform represents an industry milestone, advancing advisors’ ability to help investors meet their financial goals,” said Bill Crager, President of Envestnet.

As the wealth management industry continues to transform, both Envestnet and BlackRock are driving the evolution of technology solutions. The future of advice will be both more digital and more comprehensive. This relationship strengthens the framework for this future.

“As wealth managers shift to fee-based advisory relationships, they are asking for new technologies to help them scale their business and build better portfolios,” said Venu Krishnamurthy, Global Head of Digital Wealth for BlackRock. “Through this strategic relationship, we aim to bring BlackRock Digital Wealth’s solutions to Envestnet’s clients in a modern, highly integrated way.”

In conjunction with the strategic relationship, BlackRock, Inc. will acquire an equity stake in Envestnet of approximately 4.9% by purchasing from Envestnet approximately 2.36 million shares of Envestnet common stock for a purchase price of $52.13 per share and an aggregate purchase price of approximately $122.8 million. In addition, Envestnet will issue to BlackRock a warrant to purchase approximately 470,000 shares of Envestnet common stock at an exercise price of $65.16 per share, subject to customary anti-dilution adjustments. The Warrant is exercisable at the option of BlackRock for four years from the date of issue. The Company expects the closing of the investment to occur prior to the end of 2018, subject to customary closing conditions, including, among others, obtaining clearance under the Hart-Scott Rodino Antitrust Improvements Act.

PJT Partners LP is acting as financial adviser to Envestnet and Mayer Brown LLP is serving as legal counsel. Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to BlackRock.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is a leading provider of intelligent systems for wealth management and financial wellness. Envestnet’s unified technology enhances advisor productivity and strengthens the wealth management process. Envestnet empowers enterprises and advisors to more fully understand their clients and deliver better outcomes.

Envestnet enables financial advisors to better manage client outcomes and strengthen their practices. Institutional-quality research and advanced portfolio solutions are provided through Envestnet | PMC, our Portfolio Management Consultants group. Envestnet | Yodlee is a leading data aggregation and data analytics platform powering dynamic, cloud-based innovation for digital financial services. Envestnet | Tamarac provides leading rebalancing, reporting, and practice management software for advisors. Envestnet | Retirement Solutions provides retirement advisors with an integrated platform that combines leading practice management technology, research and due diligence, data aggregation, compliance tools, fiduciary solutions and intelligent managed account solutions.

More than 92,000 advisors and more than 3,500 companies including: 15 of the 20 largest U.S. banks, 43 of the 50 largest wealth management and brokerage firms, over 500 of the largest Registered Investment Advisers, and hundreds of Internet services companies, leverage Envestnet technology and services. Envestnet solutions enhance knowledge of the client, accelerate client on-boarding, improve client digital experiences, and help drive better outcomes for enterprises, advisors, and their clients.

For more information on Envestnet, please visit www.envestnet.com and follow @ENVintel.

About BlackRock

BlackRock helps investors build better financial futures. As a fiduciary to its clients, BlackRock provides the investment and technology solutions they need when planning for their most important goals. As of September 30, 2018, the firm managed approximately $6.44 trillion in assets on behalf of investors worldwide. For additional information on BlackRock, please visit www.blackrock.com.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release concerning, among other things, Envestnet, Inc.’s strategic relationship with BlackRock, and BlackRock’s investment in Envestnet, Inc. (the “Company”), are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements.  Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, the possibility that any of the anticipated benefits of the proposed strategic relationship with BlackRock will not be realized, the possibility that the anticipated benefits of the Company’s acquisition of FolioDynamix will not be realized to the extent or when expected, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, the concentration of nearly all of our revenues from the delivery of our solutions and services to clients in the financial services industry, our reliance on a limited number of clients for a material portion of our revenue, the renegotiation of fee percentages or termination of our services by our clients, our ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, the impact of market and economic conditions on revenues, our inability to successfully execute the conversion of clients’ assets from their technology platform to our technology platforms in a timely and accurate manner, our ability to expand our relationships with existing customers, grow the number of customers and derive revenue from new offerings such as our data analytics solutions and market research services and premium financial applications, compliance failures, adverse judicial or regulatory proceedings against us, liabilities associated with potential, perceived or actual breaches of fiduciary duties and/or conflicts of interest, changes in laws and regulations, including tax laws and regulations, general economic conditions, political and regulatory conditions, the impact of fluctuations in market condition and interest rates on the demand for our products and services and the value of assets under management or administration, the impact of market conditions on our ability to issue debt and equity, the impact of fluctuations in interest rates on our cost of borrowing, our financial performance, the results of our investments in research and development, our data center and other infrastructure, our ability to maintain the security and integrity of our systems and facilities and to maintain the privacy of personal information, failure of our systems to work properly, our ability to realize operating efficiencies, the advantages of our solutions as compared to those of others, the failure to protect our intellectual property rights, our ability to establish and maintain intellectual property rights, our ability to retain and hire necessary employees and appropriately staff our operations, and management’s response to these factors.  More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release is as of November 27, 2018 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940